UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2026

Date of Report (Date of earliest event reported)

UY SCUTI ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42577	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 E. Broadway, Suite 603
New York, New York 10002

(Address of Principal Executive Offices, and Zip Code)

(412) 947-0514

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value, and one right	UYSCU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	UYSC	The Nasdaq Stock Market LLC
Rights to receive one-fifth (1/5th) of one Ordinary Share	UYSCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K regarding the Amended Note, as defined in Item 2.03, is incorporated by reference into this Item 1.01.

The information provided in Item 5.07 of this Current Report on Form 8-K regarding the amendment to the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company, dated March 31, 2025 (the “Trust Agreement”) is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amendment of Sponsor Promissory Note

On September 12, 2025, UY Scuti Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Original Note”) in the principal amount of up to $1,000,000 to UY Scuti Investments Limited (the “Sponsor”). The Original Note bears no interest. The Original Note provided that the Company shall repay the principal balance on the earlier of: (i) March 31, 2026 or (ii) the date on which it consummates a business combination. Further, at any time prior to payment of the Original Note, the Sponsor may elect to convert the outstanding principal balance into units of the Company’s securities at a conversion price equal to $10.00 per unit, with each unit consisting of one ordinary share and one right to receive one-fifth of one ordinary share. Effective as of March 31, 2026, the Company and Sponsor agreed to amend and restate the Original Note (the “Amended Note”) to extend the maturity date thereof to be the earlier of: (i) March 31, 2027 or (ii) the date on which the Company consummates a business combination. Other than the foregoing terms, the Amended Note has the same terms as the Original Note.

The issuance of the Amended Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. A copy of the Amended Note is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 regarding the Amended Note are intended to be a summary only and are qualified in their entirety by reference to the Amended Note.

Extension Payment Loan

Effective as of March 31, 2026, Sun Peisha, an individual and the designee of the Sponsor, agreed to lend the Company the aggregate amount of $450,000. The Company deposited such amount into the trust account established by the Company in connection with its initial public offering pursuant to the Company’s Second Amended and Restated Memorandum and Articles of Association, as amended and the amendment to the Trust Agreement governing the trust account (the “Trust Account”) in order to extend the time that the Company has to consummate an initial business combination (a “Business Combination”) for the first three-month extension period as described below. It is anticipated that the principal amount of this loan will be convertible into the Company’s securities upon the consummation of the Company’s initial Business Combination. The Company anticipates issuing a convertible note to the lender on the terms summarized herein and will file a copy of such note as an exhibit to a Current Report on Form 8-K upon issuance of such note.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2026, the Company’s Board of Directors (the “Board”) held a meeting and passed a resolution appointing Chief Investment Officer, Ms. Jiawen Zhao, as interim Chief Financial Officer (the “Interim CFO”) of the Company. The appointment of Jiawen Zhao is effective immediately as of April 5, 2026.

Jiawen Zhao is 32 years old and has served as our Chief Investment Officer and a Director since August 2024. Ms. Zhao has multiple years of experience in investment management. Since June 2022, she has served as an Investment Director at The Balloch (Holding) Group, where her work involves investment strategy development and implementation, due diligence on potential investment opportunities and deal execution surrounding mergers and acquisitions & private equity investments. Previously, she worked at Shanghai EasyFund Investment Management Co., Ltd. and Jianzhao Investment Management (Nanjing) Co., Ltd., where she performed a wide range of functions including macro and micro investment research, development and execution of strategic initiatives, developing and maintaining financial models to evaluate private equity investment opportunities and assessing their financial viability.

There is no family relationship between Jiawen Zhao and any of our other officers and directors. Ms. Zhao is not party to any arrangement or understanding with any person pursuant to which she was appointed as Interim CFO of the Company and there are no transactions to which the Company is or was a participant and in which Ms. Zhao has a material interest subject to disclosure under Item 404(a) of Regulation S-K apart from already being a party to the Letter Agreement and Indemnity Agreements described in the Company’s Form 10-K for the year ended March 31, 2025 as filed on July 11, 2025.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K concerning the amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holdings

On March 31, 2026, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). Holders of 6,489,286 ordinary shares of the Company held as of record as of February 19, 2026, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 84.73% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting, which represented a quorum. At the Extraordinary General Meeting, holders of the Company’s outstanding ordinary shares in attendance (represented in person or by proxy) voted on three proposals presented, the Charter Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal, each as described in the proxy statement dated March 2, 2026 (the “Proxy Statement”) as supplemented by the information in the Company’s Current Report on Form 8-K filed on March 27, 2026 (the “Supplement”). Capitalized terms used, but not otherwise defined, herein have the meaning given to them in the Proxy Statement and Supplement.

Proposal No. 1 – The Charter Amendment Proposal

The Company’s shareholders approved the Charter Amendment Proposal, a proposal to approve the following amendments to the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Charter”): (i) that Article 50.7 of the Charter be amended and restated in its entirety to provide for the extension of the date by which the Company must complete a business combination (the “Termination Date”) up to four times from April 1, 2026 to April 1, 2027, with each extension comprised of a three-month extension period, for a total of up to twelve (12) months from the original Termination Date, provided that the Company’s sponsor or its designees cause to be deposited to the Trust Account the amount provided for in the Trust Agreement; and (ii) that the Charter be amended to provide that the Company will not withdraw any amounts out of the interest from the Trust Account to pay its dissolution expenses. A copy of the text of the Charter, as amended to reflect the proposed amendments described in the Proxy Statement and Supplement, (the “Amended Charter”) is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The disclosures set forth in this Item 5.07 are intended to be summaries only and are qualified in their entirety by reference to the Amended Charter.

The Charter Amendment Proposal required a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the Extraordinary General Meeting.

The Charter Amendment Proposal has been approved by the following votes:

For	Against	Abstain	Broker Non-Votes
5,179,461	1,309,825	0	0

Proposal No. 2 – The Trust Amendment Proposal

The Company’s shareholders approved the Trust Amendment Proposal, a proposal approve an amendment to the Investment Management Trust Agreement, dated as of March 31, 2025, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement”) to allow the Company to extend the period of time within which it must complete a business combination from two times, each by an additional three-month period to October 1, 2026 (subject to the deposit of $575,000 into the Trust Account for each three-month extension period), to a total of four times, each by an additional three-month period (each an “Extension Period”), or April 1, 2027, provided that the Sponsor and/or its designees deposit $450,000 into the Company’s Trust Account for each Extension Period. In addition, in accordance with the Trust Amendment Proposal, the Company further agreed that if the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Trust Agreement will be amended to provide that (i) if the revised extension fee is not timely deposited into the Trust Account, the Company shall have a period of thirty (30) days to pay any applicable past due payment for the extension fee and if it fails to make any applicable past due payment during the cure period, then it shall promptly liquidate the Trust Account and the property in the Trust Account shall be distributed to the public shareholders and (ii) that the Company will not withdraw any amounts out of the interest from the Trust Account to pay its dissolution expenses.

The Trust Amendment Proposal required the affirmative vote of at least 50% of the outstanding ordinary shares. The Trust Amendment Proposal has been approved by the following votes:

For	Against	Abstain	Broker Non-Votes
5,179,461	1,309,825	0	0

Proposal No. 3 – The Adjournment Proposal

The Company’s shareholders approved the Adjournment Proposal, a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit the further solicitation and vote of proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2 presented at the Extraordinary General Meeting.

As there were sufficient votes to approve the Charter Amendment Proposal and the Trust Amendment Proposal, adjournment of the Extraordinary General Meeting was neither necessary nor appropriate and therefore was not implemented.

Below are the votes tabulated for the Adjournment Proposal:

For	Against	Abstain	Broker Non-Votes
6,144,597	344,689	0	0

Item 8.01 Other Events

In connection with the Charter Amendment Proposal and Trust Amendment Proposal, the Company agreed that (i) if it extends the time period within which to consummate a business combination and contributes the revised extension fee to the Trust Account in connection with such election, it intends to file a Current Report on Form 8-K to disclose such event and (ii) if the shareholders approve the Charter Amendment Proposal and the Trust Amendment Proposal, the Company would not seek another shareholder vote to approve a further change to the terms and conditions concerning extending the time period within which to consummate a business combination

In connection with the shareholder votes at the Extraordinary General Meeting, holders of 2,437,288 ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.38 per share.

The Sponsor’s designee, Sun Peisha, has caused the first Extension fee of $450,000 to be deposited into the Trust Account.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendments to Second Amended and Restated Memorandum and Articles of Association
10.1	Amendment to Investment Management and Trust Agreement between UY Scuti Acquisition Corp. and Continental Stock Transfer & Trust Company
10.2	Amended Note issued to UY Scuti Investments, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UY Scuti Acquisition Corporation

Dated: April 6, 2026	By:	/s/ Jialuan Ma
	Name:	Jialuan Ma
	Title:	Chief Executive Officer

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